Exhibit 10.5

THIS WARRANT HAS BEEN TAKEN FOR INVESTMENT, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH LAWS.

GLYCOMIMETICS, INC.

Common Stock Purchase Warrant

Warrant Issue Date:	Warrant No.

GlycoMimetics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,                      or its assigns or transferees (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the period commencing on the Exercise Start Date (as hereinafter defined) and ending at 5:00 P.M., New York time, on the tenth (10th) anniversary of the date hereof (the “Expiration Date”), up to the number of shares of Common Stock as determined pursuant to Section 1(a) below (the “Warrant Shares”), at the Exercise Price (as hereinafter defined). The number and character of the Warrant Shares and the Exercise Price are subject to adjustment as provided herein.

The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is one in the Company’s Common Stock purchase warrants (collectively, the “Bridge Warrants”) issued concurrently with the issuance of those certain convertible unsecured promissory notes in the aggregate principal amount of $2 million (the “Bridge Notes”) including such convertible unsecured promissory note (the “Note”) issued to the Holder. Each of the Warrants is substantially similar. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Note.

The following terms, unless the context otherwise requires, have the following respective meanings for purposes of this Warrant:

(a) “Common Stock” includes (i) the Company’s Common Stock, $0.001 par value per share, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or other similar corporate rearrangement.

(b) “Exercise Period” means the period commencing on the Exercise Start Date and ending on the Expiration Date.

(c) “Exercise Price” means $0.01 per Warrant Share.

(d) “Exercise Start Date” means the date hereof.

(e) “Qualified Equity Financing” means the date on which the Company consummates an equity financing pursuant to which it sells shares of its preferred stock with an aggregate sales price of not less than $10,000,000 including any and all convertible promissory notes which are converted into such preferred stock (including the Bridge Notes), and with the principal purpose of raising capital.

1. Exercise of Warrant.

(a) Calculation of Warrant Shares. The number of Warrant Shares the Holder is permitted to purchase is determined by reference to the following formula:

[[WS x (HN/BN)] x [(D/30) x 0.20]]/SP where:

WS = 500,000

HN = The stated principal amount of the Note on the date of its issuance

BN = $2,000,000

D = The lesser of (i) (x) the actual number of calendar days elapsed between the date hereof and (y) the date of the first closing of a Qualified Equity Financing or (ii) 150.

SP = The price per share of Financing Stock sold in the Qualified Equity Financing.

An example of the calculation is set forth on Annex A hereto.

(b) Full Exercise. This Warrant may be exercised by the Holder by surrender of this Warrant, with the form of subscription attached hereto (the “Subscription Notice”) duly executed by the Holder to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Warrant Shares by the applicable Exercise Price.

(c) Partial Exercise. This Warrant may be exercised in part by surrender of the Warrant in the manner and at the place provided in Section 1(b) except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (i) the number of Warrant Shares designated by the Holder in the Subscription Notice by (ii) the applicable Exercise Price. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such warrant or warrants may still be exercised.

(d) Exercise by Exchange of Warrant. In addition to and without limiting the rights of the Holder under the terms hereof, this Warrant may be exercised by being exchanged in whole or in part at any time during the Exercise Period for the number of shares of Common Stock having an aggregate fair market value as reasonably determined by the Company’s board of directors) on the date of such exercise equal to the difference between (i) the fair market value on the date of the exercise of a number of Warrant Shares (the “Exchange Shares”) designated by the Holder on the date of exercise to be exchanged for such shares Common Stock and (ii) the aggregate Exercise Price otherwise payable by the Holder for such Exchange Shares. Upon any such exercise, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by the sum of (x) the number of such Exchange Shares and (y) the number of Warrant Shares acquired hereunder using said Exchange Shares, if a balance of purchasable Warrant Shares remains after such exercise, the Company shall execute and deliver to the Holder a new Warrant for such balance of Warrant Shares. No payment of any cash or other consideration shall be required or permitted. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section 1(d) be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the then current market value of such securities on the date of the exchange.

(e) Company Acknowledgment. The Company will, at the time of the exercise of this Warrant and upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

2. Delivery of Stock Certificates, on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one (1) full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3. Adjustment for Dividends in Other Stock, Property, Reclassification. In case at any time or from time to time, the holders of Warrant Shares shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

(a)	other or additional stock or other securities or property (other than cash) by way of dividend, or

(b)	any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

(c)	other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Warrant Shares issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) that Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of Warrant Shares into which this Warrant was exercisable into as of such date and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in Sections 3(b) and 3(c)) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

4. Adjustment for Reorganization, Consolidation, Merger.

(a) General. In case at any time or from time to time, the Company shall (i) effect a reorganization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, except as otherwise provided in Section 4(c), the holder of this Warrant, on the exercise hereof, as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

(b) Dissolution. Except as otherwise provided in Section 4(c) hereof, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company, as trustee for the holder or holders of this Warrant.

(c) Continuation of Terms. Except as otherwise provided herein, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

5. Adjustment for Extraordinary Events. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (any such event, an “Extraordinary Event”), then, in each such Extraordinary Event, the Exercise Price shall, simultaneously with the happening of such Extraordinary Event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Event, and the product so obtained shall thereafter be the Exercise Price then in effect, provided, however, that in no event shall the Exercise Process be less than the then applicable par value of a share of Common Stock.

The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Event or Extraordinary Events. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of Warrant Shares determined by multiplying the number of shares of Common Stock, as applicable, which would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction, the numerator of which is the Exercise Price that would otherwise (but for the provisions of this Section 5) be in effect, and the denominator of which is the Exercise Price in effect on the date of such exercise. Notwithstanding the foregoing, in no event shall the Exercise Process be less than the then applicable par value of a share of Common Stock

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Warrant Shares issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Treasurer or Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will, as soon as practical, mail a copy of each such certificate to any holder of this Warrant, and will, on the written request at any time of any holder of this Warrant, furnish to the Holder a like certificate setting forth the number of Warrant Shares that the Holder may purchase pursuant to this Warrant, the Exercise Price then in effect, and the manner in which the foregoing was calculated.

7. Notices of Record Date, Etc. In the event of:

(a)	any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)	any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to any holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

8. Securities Law Matters.

(a) Neither this Warrant nor the securities issuable upon exercise of this Warrant have been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws (together with the Securities Act, the “Acts”). Therefore, in order, among other things, to ensure compliance with the Acts notwithstanding anything else in the Warrant to contrary, the Holder of this Warrant, including any successive Holder, agrees by accepting this Warrant as follows: This Warrant and the securities which may be issued upon the exercise hereof, may not be exercised, sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement or post-effective amendment thereto for such Warrants or the securities into which this Warrant is exercisable, respectively, under the Acts, or (ii) the Holder’s delivery to the Borrower of an opinion of counsel, reasonably satisfactory to the Borrower that an exemption from the registration requirements of the Acts is available. The Holder of this Warrant, including any successive Warrant, further represents and warrants by accepting this Warrant that such Holder is an “Accredited Investor” as such term is defined in the Securities Act (and the regulations promulgated thereunder) and this Warrant and any securities issuable upon exercise of this Warrant are being acquired for investment, and not with a view to distribution or resale, within the meaning of the Securities Act. Upon exercise of this Warrant, the persons entitled to receive the shares of securities into which this Warrant is exercisable may be required to execute and deliver to the Company such other documents and instruments, in form reasonably satisfactory to the Company to effect the compliance of the issuance of this Warrant and the securities issuable on exercise of this Warrant with the Acts.

(b) Legend on Shares. Each certificate for securities initially issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Acts, shall bear substantially the following legend (and any additional legend required under said Acts or otherwise):

“The securities represented by this Certificate have not been registered under the Securities Act of 1933 or any state securities acts (the “Acts”) and cannot be transferred except (i) pursuant to a registration statement effective under the Acts, or (ii) pursuant to an exemption from the registration requirements of the Acts.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Acts of the securities represented thereby) shall also bear such legend unless, in the reasonable opinion of counsel for the Company, the securities represented thereby need no longer be subject to the transfer restrictions contained in this Warrant. The conversion and transfer restriction provisions of this Warrant shall be binding upon all successive Holders of this Warrant.

9. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holders holding Bridge Warrants representing 75% of the aggregate Warrant Shares into which the Bridge Warrants are then exercisable.

10. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all Warrant Shares from time to time issuable on the exercise hereof.

11. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement mutually agreeable to the Company and the Holder or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new substantially identical warrant.

12. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of issuing Warrant Shares on the exercise of this Warrant pursuant to Section 1 and replacing this Warrant pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

13. Remedies. The Company stipulates that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14. Negotiability, Etc. This Warrant is issued upon the following terms, to all of which any holder or owner hereof by the taking hereof consents and agrees:

(a)	title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b)	any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

(c)	until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

15. Notices, Etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or, until any the Holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

16. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware.

17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant No.              to be executed and delivered on its behalf by one of its duly authorized officers as of the date first written above.

GLYCOMIMETICS, INC.

By:
Rachel King
President and CEO

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO: GlycoMimetics, Inc.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder,                  shares of Common Stock of GlycoMimetics, Inc. and herewith makes payment of $          therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                                         .

Dated:
Name of Holder:

Title:

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                      the right represented by the Common Stock Purchase Warrant No.      to purchase that number of shares of Common Stock of GlycoMimetics, Inc. to which the such Warrant relates, and appoints                      attorney-in-fact to transfer such right on the books of GlycoMimetics, Inc. with full power of substitution in the premises.

Dated:
Name of Holder:

Title:

ANNEX A

SAMPLE WARRANT SHARE CALCULATION

Assumptions:
Stated Principal of Note:	300,000
Date Note Issued:	15-Dec
Date of Qualified Equity Financing	8-Feb

Formula
[WS x (HN/BN)] x [(D/30) x 0.20]

Computation:
WS =	500,000.00
HN =	300,000.00
BN=	2,000,000.00
D=	55
SP=	$2.50

[[500,000 x ($300,000/$2,000,000)] x [(55/30) x 0.2]]/ $2.50 = 11,000